UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2020

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35092	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5505 Endeavor Lane

Madison, WI 53719

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 23, 2020, as previously disclosed in its Quarterly Report on Form 10-Q for the period ended September 30, 2020 filed on October 27, 2020 (the “Form 10-Q”), Exact Sciences Corporation, a Delaware corporation (the “Company”), sent a notice (the “Notice”) to The Nasdaq Stock Market (“Nasdaq”) to notify Nasdaq of the Company’s inadvertent noncompliance with Nasdaq Listing Rule 5605(c)(2)(A) (the “Rule”), which prohibits members of a listed company’s audit committee from receiving, directly or indirectly, consulting fees of any amount. As described in Item 5 of Part II of the Form 10-Q, for the reasons described therein the Company was out of compliance with the Rule from July 25, 2019 to October 22, 2020.

By letter dated October 27, 2020 from Nasdaq’s Listing Qualifications department (the “Letter”), Nasdaq notified the Company that based on the facts disclosed to Nasdaq in the Notice and described in the Form 10-Q, Nasdaq had determined that the Company was in violation of the Rule from July 25, 2019 to October 22, 2020, that the Company had regained compliance with the Rule effective October 22, 2020, and that subject to reporting receipt of the Letter herein the matter was now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: October 30, 2020	By:	/s/ Jeffrey T. Elliott
Jeffrey T. Elliott
Chief Financial Officer

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